Exhibit 10.33

Execution Version

ENERGY VAULT, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made as of August 30, 2021, by and among Energy Vault, Inc., a Delaware corporation (the “Company”), and the investors who are listed on Schedule A hereto (the “Purchasers”).

RECITALS

A.In connection with the sale and issuance of its Series B-1 Preferred Stock, the Company entered into a certain Amended and Restated Investor Rights Agreement dated as of December 22, 2020 (the “Prior IRA Agreement”) with the purchasers of its Series B-1 Preferred Stock and certain other Purchasers.

B.Now, the Company and certain Purchasers are parties to the Series C Preferred Stock Purchase Agreement dated of even date herewith (the “Purchase Agreement”), whereby the Company will sell, and such Purchasers will buy, Series C Preferred Stock of the Company (the “Series C Preferred Stock”).

C.The obligations of the Company and the Purchasers under the Purchase Agreement are conditioned, among other things, upon the execution and delivery of this Agreement by the Company and the Purchasers.

D.Section 15 of the Prior IRA Agreement provides that the consent of the Company and at least a majority of the Registrable Securities then outstanding is required to amend the Prior IRA Agreement; provided, however, that any amendments to Section 8 of the Prior IRA Agreement will require the written consent of the Major Investors (as defined in the Prior IRA Agreement) holding at least a majority of the voting power held by all Major Investors, and provided further, that if the amendment, modification, or waiver specifically affects a specific existing Holder (as defined in the Prior IRA Agreement) both differently than the other Holders (except for any difference associated with or due to the different number of Registrable Securities (as defined in the Prior IRA Agreement) or shares of capital stock held by such Holder) and adversely, then such amendment, modification, or waiver shal require the consent of such Holder to amend the Prior IRA Agreement.

E.The Company desires to grant to the Purchasers, and the Purchasers desire to be granted, the rights created herein and agree to be bound by the terms herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company and the existing Purchasers hereby agree that the Prior IRA Agreement shall be amended and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

1.Certain Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person. For the avoidance of doubt, a Vision Fund Affiliate shall be deemed to be an “Affiliate” of the Vision Fund for all purposes of this Agreement.

“Anti-Corruption Laws” means: (i) the United States Foreign Corrupt Practices Act of 1977, as amended, (ii) the U.K. Bribery Act 2010, (iii) anti-bribery legislation promulgated by the European Union and implemented by its member states, (iv) legislation adopted in furtherance of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and (v) similar legislation applicable to the Company Group Entities from time to time.

“Applicable ABAC Laws” means: (i) the United States Foreign Corrupt Practices Act of 1977, as amended, (ii) the U.K. Bribery Act 2010, and (iii) all laws and regulations applying to any Company Group Entity, any Associated Person of any Company Group Entity and/or any Purchaser prohibiting bribery or some other form of corruption, including but not limited to fraud and tax evasion.

“Applicable AML Laws” means all laws and regulations prohibiting money laundering, including but not limited to attempting to conceal or disguise the identity of illegally obtained proceeds, applying to any Company Group Entity, any Associated Person of any Company Group Entity and/or any Purchaser; such laws including those of Switzerland, United Kingdom and United States of America.

“Applicable Trade Laws” means all import and export laws and regulations, including but not limited to economic and financial sanctions, export controls, anti-boycott and customs laws and regulations applying to any Company Group Entity, any Associated Person of any Company Group Entity and/or any Purchaser; such laws and regulations including those imposed by the European Union, Switzerland, United Kingdom, United Nations and United States of America.

“Associated Person” means, in relation to a Company Group Entity, an individual or entity (including a director, officer, employee, consultant, agent or other representative) who or that has acted or performed services for or on behalf of that Company Group Entity but only with respect to actions or the performance of services for or on behalf of that Company Group Entity.

“Blocked Person” means: (i) an individual or entity included in a restricted or prohibited list pursuant to one or more of the Applicable Trade Laws; (ii) an entity in which one or more Blocked Persons has in the aggregate, whether directly or indirectly, a 50 percent or greater equity interest; or (iii) an entity that is controlled by a Blocked Person.

“Business” means the business of the Company Group, as such business may be carried on by any Company Group Entity from time to time.

“Co-investment Scheme” means any scheme under which certain officers, employees, members or partners of an Investor or its investment adviser, general partner, manager, operator, nominee or any member of its Group are entitled or required (as individuals or through a Fund or any other vehicle) to directly or indirectly acquire securities issued by any member of the Company Group (or otherwise benefit from securities tracking their value).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” means the Company’s Common Stock.

“Company Group” means the Company and its subsidiaries from time to time and “Company Group Entity” means any such company.

“Conversion Stock” means the Company’s Common Stock issued or issuable pursuant to conversion of the Preferred Stock.

“Direct Listing” shall have the meaning set forth in the Company’s Certificate of Incorporation.  For the avoidance of doubt, a Direct Listing shall not be deemed to be an underwritten public offering of the Company’s Common Stock registered under the Securities Act.  Any and all mentions of an underwritten offering or underwriters contained herein shall not apply to a Direct Listing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statutes and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Fund” means any fund, bank, company, unit trust, investment trust, investment company, alternative investment vehicle, limited, general or other partnership, industrial provident or friendly society, any collective investment scheme (as defined by the Financial Services and Markets Act 2000 (“FSMA”)), any investment professional (as defined in article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion Order) 2005 (the “FPO”)), any high net worth company, unincorporated association or partnership (as defined in article 49(2)(a) and (b) of the FPO) or any high value trust (as defined in article 49(6) of the FPO), any pension fund or insurance company or any person who is an authorised person under the FSMA.

“FOIA Party” means a Person that, in the reasonable determination of the Board of Directors, may be subject to, and thereby required to disclose non-public information furnished by or relating to the Company under, the Freedom of Information Act, 5 U.S.C. 552 (“FOIA”), any state public records access law, any state or other jurisdiction’s laws similar in intent or effect to FOIA, or any other similar statutory or regulatory requirement.

“Governmental Entity” means:

(i)any nation, state, county, city or other legal jurisdiction;

(ii)any federal, state, local, municipal, foreign or other government or political sub-division thereof;

(iii)any governmental, quasi-governmental authority or private body exercising any regulatory, taxing or other governmental or quasi-governmental authority, including the UK Prudential Regulation Authority and the UK Financial Conduct Authority and any successor body to either of them exercising regulatory authority in respect of any Company Group Entity; or

(iv)any body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to the government;

(v)including with respect to any of (i) to (iv) above (inclusive), any instrumentality, sub-division, court, administrative agency, commission, official or other authority thereof.

“Group” means, in relation to any party, any direct or indirect parent undertaking or any direct or indirect subsidiary undertaking of such company from time to time and references to “Group Company” and “member of the Group” shall be construed accordingly.

“Helena” means HSI Energy Vault I LLC, HSI Puma LLC, Helena ZePak EV LLC and their respective Affiliates.

“Holder” means (i) any Purchaser holding Registrable Securities and (ii) any person holding Registrable Securities to whom rights have been transferred under this Agreement, in accordance with Section 17 hereof.

“Initiating Holders” means any Holder who holds (for its own account or together with its Affiliates) not less than 20% of the Registrable Securities then outstanding.

“IPO” means, only if a Direct Listing has not occurred, the Company’s first underwritten public offering of its Common Stock under the Securities Act.

“Listed Persons” means any Person listed on Schedule D and any other Person at least 25% of whose revenue is derived from long duration utility scale energy storage accessible for more than four (4) hours that the board of directors the Company determines should be a Listed Person and any other Person that the board of directors of the Company (acting with the written approval of at least one director appointed to the board by the holders of Series B Preferred Stock (acting reasonably)) determines should be a Listed Person.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Preferred Stock” means the Company’s Series FR Preferred Stock, Series Seed 1 Preferred Stock, Series Seed 2 Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock

“Qualified Direct Listing” shall have the meaning given to it in the Company’s Certificate of Incorporation.

“Qualified Initial Public Offering” shall have the meaning given to it in the Company’s Certificate of Incorporation.

“Qualified SPAC Transaction” shall have the meaning given to it in the Company’s Certificate of Incorporation.

“Qualified Transaction” shall have the meaning given to it in the Company’s Certificate of Incorporation.

“Registrable Securities” means (i) the Conversion Stock and (ii) any Common Stock of the Company issued or issuable in respect of any of the foregoing upon any stock split, stock dividend, recapitalization or similar event; provided, however, that securities shall only be treated as Registrable

Securities if and so long as (x) they have not been registered or sold to or through a broker, dealer, market maker or underwriter in a public distribution or a public securities transaction and (y) the registration rights with respect to such securities have not terminated pursuant to Section 5.11; and provided, further, however that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights and obligations under this Agreement are not assigned.

The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registration Expenses” means all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 5.1, 5.2 and 5.3 hereof, including without limitation, all federal and state registration, qualification, listing and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).  Registration Expenses shall also include the fees and disbursements for one special counsel to the selling stockholders selected by the holders of a majority of shares being offered for sale by such selling stockholders, not to exceed $50,000 per registration.

“Restricted Securities” means the securities of the Company required to bear the legends set forth in Section 3 hereof.

“RSU Plan” shall have the meaning given in Section 13.

“Rule 144” and “Rule 145” mean Rules 144 and 145, respectively, promulgated under the Securities Act, or any similar federal rules thereunder, all as the same shall be in effect at the time.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statutes and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth above, all fees and disbursements of counsel for the Holders.

“Series A Preferred Stock” means the Series A-1 Preferred Stock and the Series A-2 Preferred Stock.

“SPAC Transaction” shall have the meaning given to it in the Company’s Certificate of Incorporation.

“Transaction Documents” means this Agreement, the amended and restated voting agreement, the amended and restated right of first refusal and co-sale agreement, the Purchase Agreement and the amended and restated certificate of incorporation each entered into between or approved by inter alia the Company and the Vision Fund into on or around the date hereof (as applicable).

“Vision Fund” means SoftBank Vision Fund (AIV M2) L.P. acting by its manager, SB Investment Advisers (UK) Limited and any person to whom SoftBank Vision Fund (AIV M2) L.P. acting by its manager, SB Investment Advisers (UK) Limited transfers Preferred Stock and who adheres to this Agreement in the capacity of the Vision Fund.

“Vision Fund Affiliate” means, in relation to the Vision Fund:

(i)each Affiliate of the Vision Fund or SoftBank Group Corp.;

(ii)any general partner or limited partner or other partner of, or trustee, nominee, custodian, operator or manager of, or investment adviser to, SoftBank Vision Fund L.P. or any of its, or SoftBank Group Corp.’s, Affiliates;

(iii)any group undertaking of any general partner, trustee, nominee, custodian, operator or manager of, or investment adviser to, SoftBank Vision Fund L.P. or any of its, or SoftBank Group Corp.’s, Affiliates;

(iv)any Fund which has the same general partner, trustee, nominee, operator, manager, or investment adviser as SoftBank Vision Fund L.P. or any of its, or SoftBank Group Corp.’s, Affiliates;

(v)any Fund which is advised, or the assets of which (or some material part thereof) are managed (whether solely or jointly with others), by the Vision Fund or any Affiliate of SoftBank Vision Fund L.P. or SoftBank Group Corp.;

(vi)any Fund in respect of which the Vision Fund or any of its, or SoftBank Group Corp.’s, Affiliates is a general partner, manager or investment adviser; or

(vii)any Co-investment Scheme of the Vision Fund or any of its, or SoftBank Group Corp.’s, Affiliates, or its investment adviser, manager, operator or nominee.

2.Restrictions on Transferability.  The Preferred Stock, the Conversion Stock and any other securities issued in respect of such stock upon any stock split, stock dividend, recapitalization, merger, or similar event, shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act.  For the avoidance of doubt and notwithstanding anything to the contrary herein, the Vision Fund may at any time transfer its Preferred Stock or any other securities in the Company held by it from time to time to any Vision Fund Affiliate. Notwithstanding anything to the contrary herein, no securities of the Company may be transferred to any of Listed Persons without the Company's prior written consent. Each Holder or transferee will cause any proposed purchaser, assignee, transferee, or pledgee of any such shares held by the Holder or transferee to agree to take and hold such securities subject to the restrictions and upon the conditions specified in this Agreement.

3.Restrictive Legends.  Each certificate representing the Preferred Stock, the Conversion Stock or any other securities issued in respect of such stock upon any stock split, stock dividend, recapitalization, merger, or similar event, shall (unless otherwise permitted by the provisions of Section 4 below) be stamped or otherwise imprinted with legends in substantially the following form (in addition to any legends required by agreement or by applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  SUCH SECURITIES MAY NOT BE OFFERRED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION, OR UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION MAY BE MADE PURSUANT TO RULE 144 OR IS OTHERWISE IN COMPLIANCE WITH THE ACT.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP PERIOD OF UP TO 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE ISSUER FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.  SUCH LOCKUP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

Each Holder consents to the Company making a notation on its records and giving stop transfer instructions to any transfer agent of its capital stock in order to implement the restrictions on transfer established in this Agreement.

4.Notice of Proposed Transfers.  The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4.  Without in any way limiting the immediately preceding sentence, no sale, assignment, transfer or pledge of Restricted Securities shall be made by any holder thereof to any person unless such person shall first agree in writing to be bound by the restrictions of this Agreement.  Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder’s intention to effect such transfer, sale, assignment or pledge.  Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and, if requested by the Company, the holder shall also provide, at such holder’s expense, either (i) a written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company and addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company; and provided, further, however neither an opinion of counsel nor a “no action” letter shall be required with respect to (a) a transfer not involving a change in beneficial ownership, (b) a transaction involving the distribution without consideration of Restricted Securities by the holder to any affiliate of the holder, (v) a transaction involving the transfer without consideration of Restricted Securities by an individual holder during such holder’s lifetime by way of gift or on death by will or intestacy,  (d) a transfer to a parent, subsidiary or successor entity of the holder or (e) a transaction in compliance with Rule 144.  For purposes of this Section 4, a parent, subsidiary or successor entity shall mean any corporation, limited liability company or partnership owning not less than 50% of the holder, or any such entity which is owned at least 50% by the holder, and that qualifies as an

“accredited investor” as that term is defined in Rule 501 promulgated under the Securities Act.  Each certificate evidencing the Restricted Securities transferred as above provided shall bear, the appropriate restrictive legend set forth in Section 3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and counsel for the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

5.Registration.

5.1Requested Registration.

(a)Request for Registration.  In case the Company shall receive from Initiating Holders a written request that the Company effect any registration with respect to shares of Registrable Securities, the Company will:

(i)promptly give written notice of the proposed registration to all other Holders; and

(ii)unless otherwise requested by the Initiating Holders, as soon as practicable, use commercially reasonable efforts to effect such registration as part of a firm commitment underwritten public offering with underwriters reasonably acceptable to the Initiating Holders and the Company (including, without limitation, appropriate qualification under applicable state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and, subject to Section 5.1(b), as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request by delivering a written notice to such effect to the Company within twenty days after the date of such written notice from the Company.

Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect or complete any such registration pursuant to this Section 5.1:

(A)Prior to the earlier of 180 days after the (i) effective date of the IPO, (ii) the effective date of the Direct Listing, and (iii) the consummation of the merger effected in connection with the SPAC Transaction;

(B)Unless the requested registration would have an aggregate offering price of all Registrable Securities sought to be registered by all Holders, net of underwriting discounts and commissions, exceeding $5,000,000;

(C)Following the filing of, and for 180 days immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;

(D)After the Company has effected two registrations pursuant to this Section 5.1(a) in which the Initiating Holders were able to sell at least 50% of the Registrable Securities sought to be included and such registrations have been declared or ordered effective;

(E)If the Initiating Holders are able to request a registration on Form S-3 pursuant to Section 5.3 hereof;

(F)Within twelve (12) months after the Company has effected such a registration pursuant to this Section 5.1(a), and such registration has been declared or ordered effective; or

(G)If the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company (i) giving notice of its bona fide intention to effect the filing of a registration statement with the Commission within 120 days, or (ii) stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future.  In such case, the Company’s obligation to use its commercially reasonable efforts to register, qualify or comply under this Section 5.1(a) shall be deferred one or more times for a period not to exceed 180 days from the receipt of the request to file such registration by such Initiating Holder or Holders, provided that the Company may not exercise this deferral right more than once per twelve month period; or

Subject to the foregoing clauses (A) through (G), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

(b)Underwriting.  In the event of a registration pursuant to Section 5.1(a) relating to an underwritten public offering, the Company shall advise the Holders as part of the notice given pursuant to Section 5.1(a)(i) that the right of any Holder to registration pursuant to Section 5.1 shall be conditioned upon such Holder’s participation in the underwriting arrangements required by this Section 5.1(b), and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

In the event of an underwritten public offering, the Company shall, together with all Holders proposing to distribute their Registrable Securities through such underwriting, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Company’s reasonable approval.  Notwithstanding any other provision of this Section 5.1, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration to an amount that is not less than 33% of all shares requested to be included in such offering.  The Company shall so advise all Holders requesting to be included in the registration and underwriting, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders requesting to be included in the registration and underwriting in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by them at the time of filing the registration statement.  No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.  If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company.

5.2Company Registration.

(a)Notice of Registration.  If at any time or from time to time the Company shall determine to register any of its equity securities, either for its own account or the account of a Holder or other holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction, or (iii) a registration in which the only equity security being registered is Common Stock issuable upon conversion of convertible debt securities which are also being registered, the Company will:

(i)promptly give to each Holder written notice thereof; and

(ii)include in such registration (and any related qualifications including compliance with Blue Sky laws), and in any underwriting involved therein, subject to Section 5.2(b) all the Registrable Securities specified in a written request or requests, made within ten days after the date of such written notice from the Company, by any Holder.

(b)Underwriting.  If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 5.2(a)(i).  In such event, the right of any Holder to registration pursuant to Section 5.2(a) shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein.

All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company.  Notwithstanding any other provision of this Section 5.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration to zero.  The Company shall so advise all Holders requesting to be included in the registration and underwriting, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all the Holders requesting to be included in the registration and underwriting in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by them at the time of filing the registration statement.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.  If any Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company.

(c)Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 5.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

5.3Registration on Form S-3.(a)In case the Company shall receive from Initiating Holders a written request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $1,000,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use commercially reasonable efforts to cause such Registrable Securities to be registered for the offering on Form S-3 and to cause such Registrable Securities to be qualified in such jurisdictions as such Holder or Holders may reasonably request.  If such offer is to be an underwritten offer, the underwriters shall be selected by a majority in interest of the Initiating Holders, but subject to the Company’s reasonable approval.  The Company shall promptly inform the other Holders by written notice of the proposed registration and offer them the opportunity to participate.  In the event the registration is proposed to be part of a firm commitment underwritten public offering, the substantive provisions of Section 5.1(b) shall be applicable to each such registration initiated under this Section 5.3.

Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 5.3:

(i)Following the filing of, and for 180 days immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;

(ii)Within twelve (12) months after the Company has effected such a registration pursuant to this Section 5.3(a) and such registration has been declared or ordered effective; or

(iii)If the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company (i) giving notice of its bona fide intention to effect the filing of a registration statement with the Commission within 120 days, or (ii) stating that, in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company’s obligation to use its commercially reasonable efforts to file a registration statement shall be deferred one or more times for a period not to exceed 180 days from the receipt of the request to file such registration by such Initiating Holder or Holders, provided that the Company may not exercise this deferral right more than once per twelve month period.

(b)The Company shall use commercially reasonable efforts to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in the request by the Initiating Holders pursuant to Section 5.3(a), together with all or such portion of the Registrable Securities of any Holder or Holders who, by delivery of a written notice to the Company within twenty days after the date of the written notice from the Company regarding the proposed registration pursuant to Section 5.3(a), request to join such proposed registration.

5.4Subsequent Registration Rights.

(a)Without the consent of any holder of Registrable Securities hereunder, the Company may grant to any holder of securities of the Company registration rights inferior to those granted hereunder.

(b)The Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights superior to or on a pari passu basis with the rights granted the Holders hereunder without the written consent of the holders of a majority of the Registrable Securities.  Superior or pari passu means registration rights that would allow such holder or prospective holder to include any of such securities in any registration filed under Section 5.1 or Section

5.3 of this Agreement, the inclusion of such securities would reduce the amount of the Registrable Securities of the Holders that are included.

5.5Expenses of Registration.  All Registration Expenses incurred in connection with (i) two registrations pursuant to Section 5.1, (ii) all registrations pursuant to Section 5.2, and (iii) all registrations pursuant to Section 5.3, shall be borne by the Company.  Notwithstanding the foregoing, in the event that Initiating Holders cause the Company to begin a registration pursuant to Section 5.1, and the request for such registration is subsequently withdrawn by the Initiating Holders or such registration is not completed due to failure to meet the net proceeds requirement set forth in such section or is otherwise not successfully completed due to no fault of the Company, all Holders shall be deemed to have forfeited their right to one registration under Section 5.1 unless the Initiating Holders pay for, or reimburse the Company for, the Registration Expenses incurred in connection with such withdrawn or incomplete registration.  Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered or proposed to be so registered.

5.6Registration Procedures.  In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of such registration and as to the completion thereof.  The Company will:

(a)Prepare and file with the Commission a registration statement and such amendments and supplements thereto and the prospectus used in connection therewith as may be necessary and use commercially reasonable efforts to cause such registration statement to become and remain effective for at least 90 days or until the distribution described in the registration statement has been completed, whichever first occurs;

(b)Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

(c)Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions; and

(d)Use its reasonable efforts to cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed.

5.7Indemnification.(a) To the extent permitted by law, the Company will indemnify and hold harmless, each Holder and each of its officers, directors, partners and members and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration has been effected pursuant to this Agreement, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation (or alleged violation) of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws in connection with any such registration (a “Violation”) by the Company, and the Company will reimburse each such Holder, each of its officers, directors, partners and members and each person controlling such Holder, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made, or a Violation occurs, in reliance upon and in conformity with written information furnished to the Company by such Holder or controlling person, and stated to be specifically for use therein; provided, however, that the indemnity agreement contained in this subsection 5.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld.

(b)To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, indemnify and hold harmless the Company, each of its directors and officers, other holders of the Company’s securities covered by such registration statement, each person who controls the Company within the meaning of Section 15 of the Securities Act, and each other Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any Violation by the Holder, and will reimburse the Company, such other Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, but in the case of the Company or the other Holders or their officers, directors or controlling persons, only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document, or a Violation occurs, in reliance upon and in conformity with information furnished to the Company by such Holder, and stated to be specifically for use therein; provided, however, that the indemnity agreement contained in this Section 5.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.  Notwithstanding the foregoing, the liability of each Holder under Section 5.7(b) shall be limited in an amount equal to the proceeds from the public offering of the Registrable Securities sold by such Holder, unless such liability arises out of or is based on willful misconduct or fraud by such Holder.

(c)Each party entitled to indemnification under this Section 5.7 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Agreement only to the extent that the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or there are separate and different defenses, in which case, the Indemnifying Party shall pay for the reasonable costs and expenses of one separate counsel to be selected by the Indemnified Party.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (whose consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d)If the indemnification provided for in this Section 5.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, expense or Violation referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, expense or violation in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, expense or Violation as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Section 5.7(d) exceed an amount equal to the aggregate net proceeds of the Registrable Securities sold by such Holder, unless such liability arises out of or is based upon willful misconduct or fraud by such Holder.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact or Violation relates to information supplied by the Indemnifying Party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 5.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 5 and otherwise shall survive the termination of this Agreement.

5.8Information by Holder.  The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration referred to in this Agreement.

5.9Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration at any time after a public market exists for the Common Stock, the Company agrees to use commercially reasonable efforts to:

(a)Make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date that the Company becomes subject to the periodic reporting requirements under Section 15 or 15(d) of the Exchange Act;

(b)File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)So long as a Holder owns any Restricted Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

5.10Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 5.

5.11Termination of Registration Rights.  The rights granted pursuant to Sections 5.1, 5.2 and 5.3 of this Agreement shall terminate as to any Holder upon the earlier of (i) the date four years after the effective date of the IPO, Direct Listing or SPAC Transaction and (ii) the date such Holder is able to immediately sell all shares of Registrable Securities held or entitled to be held upon conversion by such Holder under Rule 144 during any 90-day period; provided, that in the event of a SPAC Transaction, the rights and obligations of the Company set forth in Section 5 shall be automatically (and the Company shall use its reasonable endeavours to procure that such rights and obligations are) assumed or substituted in full by the surviving or resulting corporation from such SPAC Transaction, and thereafter the Company shall have no further obligations under this Section 5; provided further, that the restrictions set forth in Sections 2, Section 3, Section 5 and Section 7; shall continue to apply to any Registrable Securities of the special purpose acquisition company acquired by the Holders in exchange for the securities of the Company held by the Holders immediately prior to the consummation of the SPAC Transaction.

6.Financial Information Rights.(a)The Company will provide the following documents to each other party hereto that continues to hold at least four percent (4%) of the issued and outstanding Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof) (“Major Investor”); provided, however that Prime Movers Growth Fund I LP (together with its affiliates, “PML”) shall be deemed a Major Investor so long as it holds at least 229,211 shares of Series C Preferred Stock:

(i)As soon as practicable after the end of each fiscal year and in any event within 45 days after the end of each fiscal year, estimated consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of each fiscal year, and estimated consolidated statements of operations and estimated consolidated statements of cash flows of the Company and its subsidiaries, if any, for such fiscal year, prepared in accordance with generally accepted accounting principles, subject to changes resulting from year-end audit adjustments, and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and signed by the principal financial or accounting officer of the Company, and an estimated capitalization table in reasonable detail as of the end of such fiscal year;

(ii)As soon as practicable after the end of each fiscal year and in any event within 180 days after the end of each fiscal year, (a) consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of operations and consolidated statements of cash flows and stockholders’ equity of the Company and its subsidiaries, if any, for such fiscal year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited by independent public accountants of national standing selected by the Company, and a capitalization table in reasonable detail for such fiscal year;

(iii)As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company and in any event within 45 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of operations and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (other than accompanying notes), subject to changes resulting from year-end audit adjustments, in reasonable detail and signed by the principal financial or accounting officer of the Company; and

(iv)As soon as practicable, but in any event at least thirty (30) days before the end of each fiscal year, a detailed operating budget for the next fiscal year (collectively, the “Budget”), forecasting the Company’s revenues, expenses and cash position on a quarterly basis, for each upcoming fiscal year;

(v)Such other documents generally distributed or made available to the Company’s stockholders; provided, however, that the Company shall not be obligated to provide information which it deems in good faith to be proprietary or confidential or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

(b)For purposes of determining the minimum holdings pursuant to this Section 6, (i) any Purchaser which is a partnership or limited liability company shall be deemed to hold any Preferred Stock and/or Conversion Stock originally purchased by such Purchaser and subsequently distributed to constituent partners or members of such Purchaser, but which have not been resold by such partners or members, (ii) any Purchaser shall be deemed to hold any Preferred Stock and/or Conversion Stock originally purchased by such Purchaser and subsequently transferred to a family member, but which have not been resold by such family members, and (iii) any Purchaser shall be deemed to hold any Preferred Stock and/or Conversion Stock originally purchased by such Purchaser and subsequently transferred to an Affiliate (including in the case of the Vision Fund, a Vision Fund Affiliate), but which have not been resold by such Affiliate or Vision Fund Affiliate.  If the partnership or limited liability company is still in existence, the Company may satisfy any obligation to distribute reports to individual partners of the partnership or members of a limited liability company by delivering a single copy of each report to the partnership or limited liability company as agent for the constituent partners or members.

(c)For so long as Helena, Idealab Holdings, LLC, Idealab Studio, LLC, the Vision Fund, any Vision Fund Affiliate or PML holds any Preferred Stock and/or Conversion Stock in the Company, the Company shall provide to such Holder the information as set out in Section 6(a), and must procure that any director and observer of the Company nominated by such Holder receives from the Company, the following:

(i)unaudited monthly consolidated financial statements and key operating metrics, within thirty (30) days of the end of each month;

(ii)annual comprehensive operating budget, including but not limited to, a forecast of the Company’s revenues, expenses, and cash position on a month-to-month basis for the following fiscal year, within thirty (30) days prior to the end of each fiscal year;

(iii)as soon as practicable, but in any event within thirty (30) days, following the end of each quarter or changes to capital structure, a copy of the then-current capitalization table showing a breakdown of shares outstanding, by class of share, and a breakdown of the option pool issued and outstanding, including strike prices; and

(iv)upon the written request by such Holder, such other information as the Vision Fund shall reasonably request.

(d)Each Purchaser or transferee of rights under this Section 6 acknowledges and agrees that any information obtained pursuant to this Section 6 which may be considered nonpublic information will be maintained in confidence by such Purchaser or transferee and will not be utilized by such Purchaser or transferee in connection with purchases or sales of the Company’s securities except in compliance with applicable state and federal securities laws.

(e)The covenants of the Company set forth in this Section 6 shall terminate and be of no further force or effect upon the earliest to occur of

(i)the closing of a Qualified Initial Public Offering;

(ii)such time as the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act;

(iii)the consummation of a Qualified Direct Listing;

(iv)the consummation of a Qualified SPAC Transaction; or

(v)the sale of all or substantially all of the assets of the Company and the distribution of substantially all of the proceeds thereof or the acquisition of the Company by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the Company for securities or consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary, unless the stockholders of the Company hold at least 50% of the voting power of the surviving corporation in approximately the same relative percentages after such acquisition as before such acquisition in such a transaction.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

7.Lockup Agreement.  Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the IPO or a SPAC Transaction, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2241, or any successor provisions or amendments thereto, or ninety (90) days in the case of any registration other than the IPO, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2241, or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise.  The foregoing provisions of this Section 7 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers, directors and stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock) are subject to similar restrictions. The underwriters in connection with such registration are intended third party beneficiaries of this Section 7 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.  Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 7 or that are necessary to give further effect thereto.  Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements; provided further that in the event that the Company becomes aware that an underwriter has released any director or officer, or any stockholders owning more than one percent (1%) of the Company’s outstanding Common Stock from their lock-up agreements pursuant to this Section 7, the Company shall use its best efforts to cause the underwriters to release the Holders pro rata and the Company shall not consent to any release that is not pro rata without the approval of the Holders holding a majority of the Registrable Securities held by all selling Holders. Notwithstanding anything to the contrary herein, including this Section 7, a Purchaser may, directly or indirectly, mortgage, pledge, charge, assign as security or otherwise encumber its Preferred Stock and Conversion Stock at any time.  The foregoing provisions of this Section 7 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 (or any successor form to Form S-1 or S-8, as applicable), or a registration relating solely to a transaction on Form S-4 (or any successor form to Form S-4).

8.Right of First Refusal.

(a)The Company hereby grants to each Major Investor the right of first refusal to purchase its Pro Rata Share of New Securities (as defined in this Section 8) which the Company may, from time to time, propose to sell and issue.  A Major Investor shall be entitled to apportion the right of first refusal hereby granted to such Major Investor in such proportions as it deemed appropriate, among (i) such Major Investor and (ii) such Major Investor’s Affiliates; provided that each such Affiliate (x) is not a Listed Person or FOIA Party, unless such party’s purchase of New Securities is otherwise consented to by the Board of Directors, and (y) agrees to enter into this Agreement and each of the Amended and Restated Voting Agreement and Amended and Restated Right of First Refusal and Co-sale Agreement then in effect among the Company, the Investors and the other parties named therein, as a “Stockholder” or “Investor,” as applicable, under each such agreement (provided that any competitor or potential competitor or FOIA Party shall not be entitled to any rights as a Major Investor under Section 6 and Section 8(a) hereof).  A “Pro Rata Share,” for purposes of this right of first refusal, equals the proportion that the total number of shares of Preferred Stock then issued to and held by such Major Investor plus the number of shares of Conversion Stock then held by such Major Investor (without duplication) bears to the sum of the total number of shares of Common Stock then outstanding plus the number of shares of Common Stock issuable upon exercise or conversion of all then outstanding securities exercisable for or convertible into Common Stock.

(b)Except as set forth below, “New Securities” shall mean any shares of capital stock of the Company, including Common Stock and any series of preferred stock, whether now authorized or not, and rights, options or warrants to purchase said shares of Common Stock or preferred stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for said shares of Common Stock or preferred stock.  Notwithstanding the foregoing, “New Securities” does not include stock issued and issuable:  (i) upon conversion of shares of Preferred Stock or other convertible securities; (ii) to employees, consultants or directors pursuant to stock option, stock grant, stock purchase or similar plans or arrangements approved by the Board of Directors, including without limitation upon the exercise of options, and to employee search firms; (iii) to lessors, banks, financial institutions or similar entities in a transaction approved by the Board of Directors, the principal purpose of which is other than the raising of capital; (iv) as a dividend or other distribution; (v) in the Company’s Qualified Initial Public Offering, Qualified SPAC Transaction or Qualified Direct Listing; (vi) in a bona fide merger or acquisition that is approved by the Board of Directors; (vii) pursuant to any transactions approved by the Board of Directors primarily for the purpose of (A) purchase of domain names and related trademarks and tradenames, (B) joint ventures, technology licensing or research and development activities, (C) distribution or manufacture of the Company’s products or services, (D) the purchase of advertising placement, or (E) any other transaction involving corporate partners or customers that is primarily for a purpose other than raising capital approved by the Board of Directors of the Company; (viii) if the Major Investors holding a majority of the Registrable Securities held by all Major Investors agree in writing that such shares shall not constitute New Securities; (ix) upon exercise or conversion of securities with respect to which the Major Investors previously had an opportunity to exercise the right of first refusal pursuant to this Section 8; (x) the issuance and sale of Series B-1 Preferred Stock pursuant to the Purchase Agreement; or (xi) pursuant to Section 17 below.

(c)In the event the Company proposes to undertake an issuance of New Securities, it shall give each Major Investor written notice of its intention, describing the amount and type of New Securities, and the price and terms upon which the Company proposes to issue the same.  Each

Major Investor shall have twenty (20) days from the date of receipt of any such notice to agree to purchase up to its respective Pro Rata Share of such New Securities, for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.  After the expiration of such 20 day period, the Company shall promptly, in writing, inform each Major Investor that purchases all the shares available to it (each, a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise.  During the twenty (20) day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion (the “Unpurchased Portion”) of the shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock held by the other Fully-Exercising Investors who desire to purchase such Unpurchased Portion plus the number of shares of Common Stock issuable upon exercise or conversion of all securities exercisable for or convertible into Common Stock held by the other Fully-Exercising Investors who desire to purchase such Unpurchased Portion.

(d)Beginning twenty (20) days after the first notice given pursuant to Section 8(c) above, the Company shall have 180 days to sell the New Securities not elected or eligible to be purchased by Major Investors at the price and upon the terms no more favorable to the purchaser of such securities than specified in the Company’s notice.  In the event the Company has not sold all of the New Securities within said 180 day period, the right of first refusal in Section 8(c) shall be deemed to be revived and the Company shall not thereafter issue or sell any New Securities without first reoffering such securities in the manner provided above.

(e)The provisions of this Section 8 will terminate and be of no further force or effect upon the earlier to occur of:  (i) immediately prior to the closing of a Qualified Initial Public Offering, (ii) immediately prior to the effective date of the Qualified Direct Listing, (iii) immediately prior to the consummation of the merger effected in connection with the Qualified SPAC Transaction, or (iv) the sale of all or substantially all of the assets of the Company or the acquisition of the Company by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the Company for securities or consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary, unless the stockholders of the Company hold at least 50% of the voting power or similar rights of the surviving corporation in such a transaction in approximately the same relative percentages after such acquisition as before such acquisition.  In connection with entering into any agreement of reorganization, merger or consolidation following which the Company’s stockholders of record as constituted immediately prior to such reorganization, merger or consolidation, will, immediately after such transaction (by virtue of securities issued in exchange for securities of the Company) hold more than 50% of the voting power in approximately the same relative percentages after such acquisition as before such acquisition of the surviving entity, the Company shall require the surviving entity to expressly agree to assume the obligations of the Company under this Section 8.

9.Vision Fund Right to Invest

(a)

The Company and the Holders hereby acknowledge that the Vision Fund and the Vision Fund Affiliates invest and may invest in numerous companies, some of which may be in competition with the Company and its business, which includes nominating persons or employees as directors of such companies. The Company and the Holders confirm and acknowledge that each of the Vision Fund and the Vision Fund Affiliates shall not be liable for any claim arising out of, or based upon:

(i)	the fact that any of them:
(A)

holds an investment in any Person that competes with the Company or any of its subsidiaries or the Business or whose interests may be in conflict with the interests of the Company or any of its subsidiaries; or

(B)	is a party to, or otherwise interested in any contract, transaction or arrangement with the Company or any of its subsidiaries, or in which any of them is otherwise interested;
(ii)

any action taken by any of their respective officers, directors, employees or agents to assist any such competitive Person or in connection with any such arrangement set out in Section 9(a)(i)(i)(B), whether or not such action was taken as a board member of such competitive Person, or otherwise and whether or not such action has a detrimental effect on the Company or its Business.

(b)

The Company and the Holders hereby unconditionally and irrevocably consent to each of the Vision Fund and/or any Vision Fund Affiliate at any time and from time to time investing in the equity, or nominating directors to the board of directors, of any Person, including such Persons who are engaged in the same or a similar business as the Business or entering into collaborations or other agreements or arrangements with any Person, including such Persons who are engaged in the same or a similar business as the business of the Company provided that such persons shall not serve as the Vision Fund’s nominated director on the Board or as an alternate for such director.

(c)

Notwithstanding anything to the contrary, nothing shall relieve (x) any Investor, including the Vision Fund and the Vision Fund Affiliates, from liability associated with the unauthorized disclosure of the Company’s confidential information, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

10.Employment, Confidential Information and Invention Assignment and Consulting Agreements.

(a)The Company shall require each person now or hereafter employed by or consulting to it or any subsidiary with access to confidential information to enter into an Employment, Confidential Information and Invention Assignment Agreement or Consulting Agreement, as the case may be, substantially in a form approved by the Board of Directors.

(b)Each party to this Agreement shall treat as confidential all information obtained as a result of negotiating and entering into this Agreement or, in the case of a Holder, through its interest in the Company or any of its business or assets and which relates to:

(i)the provisions of the Transaction Document or the negotiations relating to the Transaction Document and any ancillary agreement or documents thereto,

(ii)the Company Group or its business or assets;

(iii)any Holder or its business or assets; or

(iv)information obtained as a result of operation of the Transaction Documents.

(c)Notwithstanding any other provision of this Agreement, each of Helena and PML may disclose confidential information to (i) its attorneys, accountants, consultants, and other professionals to the extent reasonably necessary to obtain their services in connection with monitoring its investment in the Company; (ii) any prospective purchaser of any Registrable Securities from Helena or PML, as applicable, if such prospective purchaser agrees to be bound by the provisions of this Section 10; or (iii) any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of Helena or PML, as applicable, in the ordinary course of business, provided that Helena or PML, as applicable, informs such Person that such information is confidential and procures that such Person agrees to maintain the confidentiality of such information.

(d)Notwithstanding any other provision of this Agreement, the Vision Fund shall be entitled to disclose confidential information to:

(i)any Vision Fund Affiliate and each of its and their respective advisors, insurers, auditors, depositaries, and representatives;

(ii)any current or prospective limited partner in any Fund managed by the Vision Fund or the Vision Fund Affiliates or any other person on whose behalf it or they are investing or propose to invest funds (and each of their respective advisors and representatives) (save that in the case of prospective limited partners and investors, such disclosure shall be strictly limited to the extent required for them to assess and diligence any proposed investment in the Company Group, the Vision Fund or any of the Vision Fund Affiliates);

(iii)any proposed purchaser of its or the Vision Fund Affiliates’ interests in the Company Group (any member of such purchaser’s Group or any affiliated fund of such purchaser) and its or their underwriters, sponsors, brokers, lenders, advisors, insurers and representatives, in each case advising, facilitating, consenting to or otherwise involved in such a purchase or reorganization; and

(iv)any potential debt or equity financing source of the Company Group, the Vision Fund and the Vision Fund Affiliates (and their respective advisors and representatives),

provided that in each case the Vision Fund procures that any such recipient of confidential information is made aware of the confidential nature of it and agrees to treat it accordingly.

(e)Each party shall also be entitled to disclose confidential information to any third party:

(i)with the prior written consent of the other parties to this Agreement;

(ii)to the extent the confidential information becomes publicly available (other than by breach of this Agreement by such party or the Vision Fund Affiliates); and

(iii)as may be required by (or to procure compliance with) the terms of the Transaction Documents, applicable law, judicial or arbitral proceedings, or by any competent judicial, governmental, tax, financial or regulatory authority or by any recognised investment exchange (including in respect of any potential offering, placing or sale of securities) or for tax or accounting purposes (provided that, so far as practicable and legally permitted, the disclosing party shall promptly notify the other parties prior to making such disclosure and consult with them in relation to the manner, timing and content of such disclosure, save that the Vision Fund shall not be required to consult with the other parties to the extent such disclosure is a routine disclosure made to its auditors, banks or regulators as part of a routine filing or inquiry not specifically targeting the Company Group, other investors in the Company Group or their employees).

(f)The Vision Fund and each member of its Group shall be entitled on its own website, in its press statements, presentations, reports, conferences, interviews and marketing materials to reference: (a) the Company Group’s name; (b) the Company Group’s company logo; (c) provide a brief description of the Company Group and its business based on publicly available sources published by the Company Group; and (d) the Vision Fund’s investment in the Company Group, in each case, without seeking the Company Group’s prior written consent.

(g)Nothing in this Agreement shall prevent any employee or officer of any member of the Company Group or the Vision Fund from disclosing information in the proper performance of his duties as an employee or officer of such member of the Company Group.

11.Applicable ABAC, AML and Trade Laws

(a)Each Holder undertakes to the other Holders and the Company that it will not, and will (insofar as it is reasonably able to do so) procure that each of its Affiliates will not engage in any activity, practice or conduct in connection with its interest in the Company or the operation of the Business which would give rise to an offense under or non-compliance with any Anti-Corruption Laws, provided that any action or omission undertaken without the knowledge or approval of any shareholder shall not constitute a breach of this Section 11 by or in relation to that Holder.

(b)The Company covenants that no Company Group Entity shall violate any of the Applicable ABAC Laws, Applicable AML Laws or Applicable Trade Laws and it shall use commercially reasonable efforts to ensure such compliance by any Associated Person of any Company Group Entity.

(c)The Company covenants that no Company Group Entity shall use any funds received from any Purchaser directly or indirectly for the benefit of any Blocked Person or in any other way that would violate any of the Applicable Trade Laws and it shall use commercially reasonable efforts to ensure such compliance by any Associated Person of any Company Group Entity.

(d)If it has not already done so, each Company Group Entity shall adopt and implement within ninety (90) days of executing this Agreement policies and procedures designed to prevent the Company Group as well as any Associated Person of any Company Group Entity from engaging in any activity, practice or conduct that would violate any of the Applicable ABAC Laws, Applicable AML Laws or Applicable Trade Laws.  Such policies and procedures shall be consistent with the guidance that has been provided by government authorities in any country in which the Company Group conducts Business,

United Kingdom and United States of America having authority to administer and prosecute violations of such laws and regulations.

(e)If it has not already done so, the Company shall within one year of executing this Agreement (1) appoint or designate a suitably qualified and appropriately resourced chief compliance officer reporting to the Company’s board of directors or to an appropriate committee of the board of directors; (2) appoint or designate suitably qualified and appropriately resourced subsidiary compliance officers for each of the Company Group Entities, who shall report on a day-to-day basis to the Company’s chief compliance officer; and (3) take such other steps as those having authority to prosecute violations of ay of the Applicable ABAC Laws, Applicable AML Laws, or Applicable Trade Laws have recommended to ensure that the compliance function of companies and entities subject to their jurisdiction is operating in an appropriate manner.

(f)Each Company Group Entity shall keep and maintain books and records reflecting accurately and in reasonable detail transactions involving the Company Group and, if they have not already done so, implement financial controls giving reasonable assurance that payments will be made by or on behalf of the Company Group only in accordance with management instructions.

(g)The Company shall confirm in writing to the Vision Fund upon its reasonable request (not to exceed once each year) that the Company Group has complied with the undertakings in this Section 11.

(h)If any Company Group Entity discovers any evidence that indicates that any Company Group Entity or any Associated Person of any Company Group Entity has violated any of the Applicable ABAC Laws, Applicable AML Laws and/or Applicable Trade Laws, it shall notify the board of directors of the Company, including the director(s) appointed to the board by the holders of the Series B Preferred Stock, promptly in writing.

(i)Notwithstanding anything else in this Agreement, the Company Group and their respective directors, officers and employees shall cooperate in good faith with the Vision Fund if the Vision Fund decides to seek to determine whether any Company Group Entity and/or any Associated Persons of any Company Group Entity have complied with the undertakings in this Section 11.  The cooperation required by the foregoing shall include permitting the Vision Fund or the authorised representative(s) of the Vision Fund to audit the books and records of any Company Group Entity as well as review and make copies of correspondence and other documents, however sent or received, possessed by any Company Group Entity pertaining to compliance with the undertakings in this Section 11.  A Company Group Entity shall not be obligated pursuant to this Sub-section (i) to provide access to any information the disclosure of which would adversely affect the attorney-client privilege between such Company Group Entity and its counsel, provided that the Company Group Entity shall use its best endeavours to provide access to the underlying substance of such information without loss of attorney-client privilege. If so requested by the Vision Fund, any Company Group Entity shall answer any questions put to them and comply with any requests made of them by the Vision Fund as well as its authorised representative(s) pertaining to compliance with the undertakings in this Section 11 and shall encourage their Associated Persons to do the same.

(j)The Company shall indemnify and hold harmless the Vision Fund from and against any and all liabilities, damages, costs and expenses (including reasonable legal expenses) caused by or attributable to a violation of any of the Applicable ABAC Laws, Applicable AML Laws or

Applicable Trade Laws by any Company Group Entity or any Associated Person of any Company Group Entity.

12.Vision Fund Tax Covenants.

(a)For so long as the Vision Fund owns equity in the Company, the Company shall not be liquidated, merged, converted into a limited liability company, or otherwise enter into a transaction pursuant to which the Company ceases to exist as an entity treated as a corporation for U.S. federal income tax purposes (and state and local tax purposes, where applicable) without the Vision Fund’s prior written approval, such approval not to be unreasonably denied.

(b)The Company (and its applicable withholding agents and paying agents) shall only be entitled to deduct and withhold taxes on any payments on the Series B Preferred Stock to the extent required by applicable tax law; provided that, if the Company determines that an amount is required to be deducted and withheld, at least fifteen (15) business days prior to the date the applicable payment is scheduled to be made, the Company shall (i) provide the Vision Fund with written notice of the intent to deduct and withhold, which notice shall include the basis for the withholding and an estimate of the amount proposed to be deducted and withheld, and (ii) provide the Vision Fund with a reasonable opportunity to provide forms or other evidence that would exempt such amounts from withholding, and shall otherwise reasonably cooperate to minimize any such withholding. Upon request by the Company in writing, the Vision Fund shall provide the Company with a properly completed and duly executed Internal Revenue Service (“IRS”) Form W-9 or applicable IRS Form W-8. To the extent that amounts are so deducted and withheld, and paid over to the appropriate governmental authority, such withheld amounts shall be treated as having been paid to the person in respect of which such deduction and withholding was made.

(c)The Company and the Vision Fund agree that (i) it is their intention that the Series B Preferred Stock shall be treated as stock that is not “preferred stock” within the meaning of Section 305 of the Code and the Treasury Regulations issued thereunder, and (ii) under current United States federal income tax law, the Vision Fund shall not be required to include in income as a dividend for U.S. federal income tax purposes any income or gain in respect of the Series B Preferred Stock on account of the accrual of dividends thereon (including any deemed dividends or as a result of any discount) unless and until such dividends are declared and paid in cash. The Company and the Vision Fund agree to take no positions or actions inconsistent with such treatment (including on any IRS Form 1099), unless otherwise required by a change in applicable law or a contrary determination (as defined in Section 1313(a) of the Code, in each case, after the Closing (as defined in the Purchase Agreements).

(d)The Company shall use commercially reasonable efforts to cooperate with the Vision Fund to structure any redemption of the Series B Preferred Stock to be treated as a payment in exchange for stock pursuant to Section 302 of the Code.

(e)The Company shall notify the Vision Fund promptly following any “determination date” (as defined in Treasury Regulation Section 1.897-2(c)(1)) or otherwise within five (5) business days of becoming aware that the Company is, or is reasonably likely to be, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code. In addition, at any time upon the Vision Fund’s request, the Company shall issue a statement to the Vision Fund, in form and substance as described in Treasury Regulation Sections 1.897-2(h)(1) and 1.1445-2(c) (or any successor regulations) and signed under penalties of perjury, regarding whether any interest in the Company constitutes a “U.S. real property interest” within the meaning of Section 897(c) of the Code, together with an executed notice to the IRS described in Treasury Regulations Section 1.897-2(h)(2) (or any successor regulation). Such statement shall be delivered within ten (10) days of the Vision Fund’s written request therefor.

13.RSU Plan. The Company has created and implemented a restricted stock unit plan in accordance with the terms set out in Schedule C hereto (the “RSU Plan”).

14.Employment Agreements. The Company shall (having taken appropriate legal advice in the relevant jurisdictions) procure that certain of its employment agreements or service provider agreements (as applicable) shall be amended as to include appropriate transfer provisions to transfer any intellectual property developed by the relevant employee or third party service provider (as applicable) in his or her employment or engagement with any Group Company (as applicable) as soon as possible following Closing (as defined in the Purchase Agreement) and in any event no later than the completion of the Second Tranche. Further, the Company shall procure that the employment agreement entered into between Robert Piconi and the Company’s subsidiary Energy Vault, SA, dated January 1, 2018, and the employee confidentiality and non-disclosure agreement entered into between Robert Piconi and the Company, are amended as soon as possible and in any event no later than 90 days following the date hereof by way of Robert Piconi, Energy Vault SA and the Company (as applicable) executing amendment agreements to these agreements substantially in the agreed form as set out in Schedule F hereto subject only to amendments necessary to comply with Swiss law. The Company shall procure that all amendments to key managers’ employment agreements and employee confidentiality and non-disclosure agreements (as applicable) shall be reviewed and approved by the Board of Directors of the Company prior to being executed.

15.Right to Conduct Activities. The Company hereby agrees and acknowledges that each of Helena and PML (the “Fund Investors”) is a professional investment organization, and as such reviews the business plans and related proprietary information of many enterprises, some of which may compete directly or indirectly with the Company’s business (as currently conducted or as currently propose to be conducted). Nothing in this Agreement shall preclude or in any way restrict the Investors from evaluating or purchasing securities, including publicly traded securities, of a particular enterprise, or investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company; and the Company hereby agrees that, to the extent permitted under applicable law, the Fund Investors shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by the Fund Investors in any entity competitive with the Company, or (ii) actions taken by any partner, officer, employee or other representative of the Fund Investors to assist any such competitive company, whether or not such action was taken as a member of the Board of Directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

16.Directors’ and Officers’ Insurance. The Company has as of the date hereof or shall within ninety (90) days of the date hereof use its commercially reasonable efforts to obtain from financially sound and reputable insurers directors and officers liability insurance and term “key person” insurance on Robert Piconi and Andrea Pedretti, each in an amount and on terms and conditions satisfactory to the Board of Directors, including at least one (1) of the Preferred Directors (as defined in the Certificate of Incorporation), and will use its commercially reasonable efforts to cause such insurance policies to be maintained until such time as the Board of Directors, including at least one (1) of the Preferred Directors

(as defined in the Certificate of Incorporation), determines that such insurance should be discontinued.  The key person policy shall name the Company as loss payee, and neither policy shall be cancelable by the Company without prior approval by the Board of Directors, including at least one (1) of the Preferred Directors.

17.Reserved.

18.Transfer of Rights. The rights granted under Sections 5 and 8 of this Agreement may be assigned to any transferee or assignee, other than a Listed Person in connection with any transfer or assignment of Registrable Securities by the Holder, provided that: (i) such transfer is otherwise effected in accordance with applicable securities laws and the terms of this Agreement; (ii) such assignee or transferee acquires at least 200,000 shares of Registrable Securities or all shares originally acquired by a Holder, in the case that such lesser number was originally acquired by the initial Holder (including Preferred Stock convertible into Registrable Securities), (iii) written notice is promptly given to the Company; and (iv) such transferee or assignee agrees to be bound by the provisions of this Agreement.  Notwithstanding the foregoing, the rights granted to the Purchaser hereunder may be assigned without compliance with item (ii) above to any general partner or member of a Purchaser which is a partnership or limited liability company, or in the case of a corporation, a parent corporation that has a greater than 50% voting control or a subsidiary corporation in which such corporation has a greater than 30% voting control.

19.Reserved.

20.Amendment. Except as otherwise provided herein, additional parties may be added to this Agreement, any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding; provided, however, that any amendments to Section 8 will require the written consent of the Major Investors holding a majority of the voting power held by all Major Investors, and provided further, that if the amendment, modification, or waiver specifically affects a specific Holder both differently than the other Holders (except for any difference associated with or due to the different number of Registrable Securities or shares of capital stock held by such Holder) and adversely, then such amendment, modification, or waiver cannot be effective without the consent of such Holder. None of Sections 6(a)(i) with respect to PML, 6(c), 10(c), 15, or this sentence of Section 20 may be amended, modified or waived without the written consent of the Purchaser affected thereby.  Any amendment or waiver effected in accordance with this Section 20, as applicable, shall be binding upon each Purchaser, each Holder of Registrable Securities at the time outstanding, each future holder of any of such securities, and the Company.

21.Governing Law.  This Agreement shall be governed in all respects by the internal laws of the State of Delaware, without giving effect to any law, rule or provision (including, without limitation, any choice of law or conflicts of law rules or provisions), whether of the State of Delaware or any other jurisdiction, that would cause the application of the laws, rules or provisions of any jurisdiction other than the State of Delaware (including, without limitation, the application of any law, rule or provision which would cause the application of the statute of limitations under any state law, rule or provision other than the laws, rules or provisions of the State of Delaware).

22.Additional Purchasers.  Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Preferred Stock after the date hereof, any holder of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature to this Agreement, and thereafter shall be deemed a “Purchaser” and “Holder” for all purposes hereunder. No action or consent by the Holders shall be required for such joinder to this Agreement by such additional Purchaser, so long as such additional Purchaser has agreed in writing to be bound by all of the obligations as a “Purchaser” and “Holder” hereunder.

23.Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject hereof.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

24.Attorney’s Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

25.Notices, etc. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by  electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day (provided, in each case, that no notification of failure to deliver was received); (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their addresses as set forth on the applicable signature pages hereto, or to the principal office of the Company and to the attention of the CEO, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 25.

26.Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

27.Severability.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, which shall be replaced with an enforceable provision closest in intent and economic effect as the severed provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

28.Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

29.Effect on Prior Agreement.  Upon the effectiveness of this Agreement, the Original IRA Agreement shall be superseded and replaced in its entirety by this Agreement and shall be of no further force or effect.

30.Dispute Resolution.  The parties (a) hereby irrevocably and unconditionally submit to the exclusive jurisdiction and venue of the Chancery Court of the Delaware and any state appellate court therefrom within the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the Chancery Court of the Delaware and any state appellate court therefrom within the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS.  EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

COMPANY:

ENERGY VAULT, INC.
a Delaware corporation

By:	/s/ Robert Piconi
Robert Piconi, CEO

Notice Address:

130 West Union Street
Pasadena, CA 91103

Signature Page to Amended and Restated Investor Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

INVESTOR:

PRIME MOVERS GROWTH FUND I LP

By: Prime Movers Growth GP I LLC
Its: General Partner

By: Primer Movers Lab LLC
Its: Managing Member

By:	/s/ Jon Layman
Name:	Jon Layman
Title:	Authorized Person
With a copy to:

[***]

[SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

INVESTOR:
EV SPV 1, LLC

By:	/s/ Allen Morgan
Allen Morgan, Management Member

EV SPV 2, LLC

By:	/s/ Allen Morgan
Allen Morgan, Management Member

EV SPV 5, L.P.
By Idealabx GP, LLC, its General Partner

By:	/s/ Allen Morgan
Allen Morgan, Management Director

[SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

INVESTOR:

EV SPV 6, L.P.
By Idealabx GP, LLC, Its General Partner

By:	/s/ Allen Morgan
Allen Morgan, Management Member

[SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

INVESTOR:

IDEALABX1, L.P.
By Idealabx GP, LLC, its General Partner

By:	/s/ Allen Morgan
Allen Morgan, Managing Director

[SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

INVESTOR:

SELECT X, L.P.
By Idealabx GP, LLC, its General Partner

By:	/s/ Allen Morgan
Name:	Allen Morgan
Title:	Managing Director

[SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

PURCHASERS:

NEOTRIBE VENTURES I, L.P
for itself and as nominee for

NeoTribe Associates I, L.P.

By: NeoTribe Partners I, LLC

Its: General Partner

By:	/s/ Krishna Kolluri
Name:	Krishna Kolluri
Title:	Managing Member
Notice Address:

[SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

INDIVIDUAL INVESTOR:	ENTITY INVESTOR:

THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA RETIREE MEDICAL AND DEATH BENEFITS TRUST
Name of Individual (Please Print)	Name of Entity (Please print)

/s/ Pravin Kanneganti
Signature	Signature

	By:	Pravin Kanneganti
Address:	Title:	Authorized Signatory

Address: [***]

[SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

INDIVIDUAL INVESTOR:	ENTITY INVESTOR:

THE UNIVERSITY OF PENNSYLVANIA MASTER RETIREMENT TRUST

Name of Individual (Please Print)	Name of Entity (Please print)

/s/ Pravin Kanneganti
Signature	Signature

Address:	By:	Pravin Kanneganti
	Title:	Authorized Signatory

Address: [***]

[SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

INDIVIDUAL INVESTOR:	ENTITY INVESTOR:

THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA

Name of Individual (Please Print)	Name of Entity (Please print)

/s/ Pravin Kanneganti
Signature	Signature

Address:	By:	Pravin Kanneganti
	Title:	Authorized Signatory

Address: [***]

[SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

INDIVIDUAL INVESTOR:	ENTITY INVESTOR:

Uppsala LP
Name of Individual (Please Print)	Name of Entity (Please print)

/s/ Pravin Kanneganti
Signature	Signature

Address:	By:	Pravin Kanneganti
	Title:	Authorized Signatory

Address: [***]

[SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

INVESTOR:

HELENA ZEPAK EV LLC

By:	/s/ Matthew Bash
Name:	Matthew Bash
Title:	General Manager

Address: [***]

Email:
[***]

[SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

INVESTOR:

HSI ENERGY VAULT I LLC
By: Helena Special Investments LLC,
a Managing Member

By:	/s/ Samuel Feinburg
Name:	Samuel Feinburg
Title:	Chief Operating Officer

HSI ENERGY VAULT II LLC

By: Helena Special Investments LLC,
a Managing Member

By:	/s/ Samuel Feinburg
Name:	Samuel Feinburg
Title:	Chief Operating Officer

[SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

INVESTOR:

HSI Puma LLC
By: Helena Special Investments LLC,
a Managing Member

By:	/s/ Samuel Feinburg
Name:	Samuel Feinburg
Title:	Chief Operating Officer

HSI EV BRASIL LLC

By:	/s/ Samuel Feinburg
Name:	Samuel Feinburg
Title:	Executive Director

[SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

INDIVIDUAL INVESTOR:	ENTITY INVESTOR:

Victory Global Energy Transition Fund
Name of Individual (Please Print)	Name of Entity (Please print)

/s/ Pravin Kanneganti
Signature	Signature

Address:	By:	Pravin Kanneganti
	Title:	Authorized Signatory

Address: [***]

[SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

INDIVIDUAL INVESTOR:	ENTITY INVESTOR:

SailingStone Global Natural Resources Fund LP
Name of Individual (Please Print)	Name of Entity (Please print)

/s/ Pravin Kanneganti
Signature	Signature

Address:	By:	Pravin Kanneganti
	Title:	Authorized Signatory

Address: [***]

[SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

INVESTOR:

GREEN STORAGE SOLUTIONS VENTURE I, LLC

By:	/s/ T. Larry Amick
Name:	T. Larry Amick
Title:	CEO

Address: [***]

[SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

PURCHASERS:
SOFTBANK VISION FUND (AIV M2) L.P. ACTING BY ITS MANAGER, SB INVESTMENT ADVISERS (UK) LIMITED

By:	/s/ Saleh Romein
Name:	Saleh Romein
Title:	Director

Notice Address:
[***]

Email: [***]

[SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

INDIVIDUAL INVESTOR:	ENTITY INVESTOR:

ALTERNATE VENTURES LLC
Name of Individual (Please Print)	Name of Entity (Please print)

/s/ Carlos Rodriguez-Pastor
Signature	Signature

Address:	By:	Manager
	Title:	Authorized Signatory

Address: [***]

[SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

INDIVIDUAL INVESTOR:	ENTITY INVESTOR:

Inteligio Bank Ltd.
Name of Individual (Please Print)	Name of Entity (Please print)

/s/ Victor Vinatea /s/ Jorge Monte
Signature	Signature

Address:	By:	Victor Vinatea / Jorge Montes
	Title:	Executive VP / VP

Address: [***]

[SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

INDIVIDUAL INVESTOR:	ENTITY INVESTOR:

PEP ENERGY EQUITY
OPPORTUNITIES FUND LP
Name of Individual (Please Print)	Name of Entity (Please print)

/s/ Pravin Kanneganti
Signature	Signature

Address:	By:	Pravin Kanneganti
	Title:	Authorized Signor

Address: [***]

[SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

INDIVIDUAL INVESTOR:	ENTITY INVESTOR:

The Gordon and Dona Crawford Trust UTD 8/23/77
Name of Individual (Please Print)	Name of Entity (Please print)

/s/ Gordon Crawford
Signature	Signature

Address:	By:	Gordon Crawford
	Title:	Trustee

Address: [***]

[SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

INVESTORS:

SAEV GUERNSEY HOLDINGS
LIMITED

By:	/s/ Mahdi Aladel
Name:	Mahdi Aladel
Title:	29 Aug 2021

[SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

INVESTOR:

EN FUND I, A SERIES OF HELENA SPECIAL INVESTMENTS AL VENTURES, LP
By Fund GP, LLC its General Painter
By: Belltower Fund Group, Ltd. Manager of the
General Partner

By:	/s/ Brett Sagan
Name:	Brett Sagan
Title:	Authorized Person

Address:
[***]

[SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

INVESTOR:

JJS ASSOCIATES, LP
By: Jason Hirsch
Its: Manager Partner

By:	/s/ Jason Hirsch
Name:	Jason Hirsch
Title:	Managing Partner

[SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

INVESTOR:

A.T. GEKKO SPV3, LLC
By: A.T. GEKKO, LLC
Its: Manager

By:	/s/ Tommy Wang
Tommy Wang, Manager

[SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

INVESTOR:

SCHULER FAMILY 2009 TRUST

By:	/s/ Zack Schuler
Name:	Zack Schuler
Title:	Trustee

[SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

PURCHASERS:
IDEALAB STUDIO, LLC

By:	/s/ Bill Gross
Name:	Bill Gross
Title:	CEO
Notice Address:

[***]

[SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

Schedule A

Idealab Studio, LLC
Idealab Holdings, LLC
Robert Piconi
Ben Rosen
Carl Sheldon
Sean Michael O’Day
MFCIF LLC
Arden Road Investments
Parksea Investments Limited
Aroles GmbH
Two Wins GmbH
Neotribe Ventures I, L.P. for itself and as nominee for NeoTribe Associates I, L.P.
Cemex Ventures B.V.
Peng Zhang
SoftBank Vision Fund (AIV M2) L.P. acting by its manager, SB Investment Advisers (UK) Limited
HSI Energy Vault I LLC
HSI Energy Vault II LLC
HSI Puma LLC
Energy Vault PML SPV 1 LP
EV SPV 6, L.P.
Helena ZePak EV LLC
SAEV Guernsey Holdings Limited
Select X, L.P.
HSI EV Brasil LLC
Prime Movers Growth Fund I, LP
The Gordon and Dona Crawford Trust UTD 8/23/77
PEP Energy Equity Opportunities Fund LP
Alternate Ventures LLC
Inteligo Bank Ltd.
Green Storage Solutions Venture I, LLC
EN Fund I, A Series of Helena Special Investments AL Ventures, LP
Uppsala LP
The Trustees of the University of Pennsylvania
The Trustees of the University of Pennsylvania Master Retirement Trust
The Trustees of the University of Pennsylvania Retiree Medical and Death Benefits Trust
SailingStone Global Natural Resources Fund LP
Victory Global Energy Transition Fund
A.T. Gekko SPV3, LLC
JJS Associates, LP
Green Storage Solutions Venture I, LLC
Schuler Family 2009 Trust